                                                                 Exhibit 10(q)

                            SECURED PROMISSORY NOTE
                                                              Honolulu, Hawaii
                                                            September 12, 1996


     FOR VALUE RECEIVED, the undersigned, _________________________ ("Maker"), hereby promises to pay to the order of Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), at such place or to such other party or parties as the holder of this Secured Promissory Note (this "Note") may from
time to time designate, the principal sum of $        together with interest
from the date hereof in lawful money of the United States of America at a fluctuating annual rate equal to the "prime rate" reported from time to time by THE WALL STREET JOURNAL. The interest rate hereunder shall be adjusted as of the date on which a change in such "prime rate" is reported by THE WALL STREET JOURNAL and the interest rate, as so adjusted, shall remain in effect until the next reported change in such "prime rate." Interest shall be computed (but not compounded) on the basis of the actual number of days elapsed over a 365-day or 366-day year, as the case may be.

     The principal amount outstanding under this Note shall be payable in full, together with all accrued but unpaid interest thereon, upon the earlier of (i) the date that Maker sells, assigns, gifts or otherwise disposes of any of the Pledged Shares (as defined below) or (ii) February 2, 2005.

     Maker shall have the right at any time and without penalty or premium to prepay any or all of the outstanding principal balance of this Note and any accrued and unpaid interest thereon.

     All payments made hereunder shall be applied by the holder of this Note as follows:

     FIRST, to the payment of fees, costs and expenses, if any, then due hereunder and/or under the Pledge Agreement (as defined below);

     SECOND, to the payment of accrued and unpaid interest hereunder; and

     THIRD, to the payment of principal hereunder;

or in any other reasonable manner deemed appropriate by the holder of this Note. The priority of application elected by the holder of this Note on any one occasion shall not determine any such election in the future.

     This Note is secured by a first priority lien on _____ shares of the Company's Common Stock (the "Pledged Shares") pursuant to that certain Stock Pledge Agreement by and between the Company and Maker, dated as of the date hereof (the "Pledge Agreement"). Notwithstanding the foregoing, this Note is fully recourse against Maker and Maker shall be liable for all principal hereunder and interest thereon without regard, to the Pledged Shares or any other collateral securing this Note.

     Upon the occurrence of an Event of Default (as defined in the Pledge Agreement) and if the holder of this Note so elects, notice of election being expressly waived, (i) the principal remaining unpaid with accrued and unpaid interest thereon shall at once become due and payable and (ii) the holder of this Note may set off obligations owed by the holder to Maker against amounts due under this Note and/or the Pledge Agreement without first resorting to the Pledged Shares or any other collateral securing payment of this Note.

     If this Note is not paid when due, whether at maturity or by acceleration, Maker promises to pay demand all costs of collection (including, but not limited to, attorneys' fees) and all expenses incurred in connection with the protection or realization of any collateral incurred by the holder hereof, on account of any such collection, protection or realization, whether or not suit is filed hereon or on the Pledge Agreement or any other instrument granting a security interest securing this Note.

     Maker expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices or demands of any kind in connection the delivery, acceptance, performance or enforcement of this Note, and consents and expressly agrees to any extensions of time (including multiple extensions and extensions for longer than the original term of this Note), renewals, releases of any person or entity liable for the payment of all or any portion of this Note, releases of the Pledged Shares or any other collateral securing this Note, and waivers or modifications or other indulgences that may be granted or consented to by the holder of this Note in respect of the loan evidenced by this Note, in each case without in any way affecting the liability of Maker or any endorsers hereof. To the fullest extent permitted by law, the defense of the statute of limitations in any action on this Note is waived by Maker. This
Note is to be governed by and construed according to the laws of the State of Hawaii, except to the extent that such laws are preempted by federal law.

     No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. Acceptance of any sum by the holder that is less than full payment shall not be construed as a waiver of any default in the payment of this Note.

     All agreements between Maker and the holder hereof are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable hereto, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the holder shall ever receive as interest an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and the holder hereof with respect foregoing.

     This Note may from time to time be extended or renewed, with or without notice to Maker, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Maker.

                                       3